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                                                                  EXHIBIT 10(g)


                           LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of January 3, 2000, by and between CAM Data Systems, Inc. ("Borrower") and Silicon Valley Bank ("Silicon").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated June 30, 1992 (together with all Schedules thereto) as amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). The Loan Agreement has been amended pursuant to, among other documents, an Amended Schedule to Loan and Security Agreement, dated January 9, 1999 (the "Amended Schedule"), pursuant to which, among other things, the Credit Limit was increased to Two Million and 00/100 Dollars ($2,000,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and in that certain Security Agreement in Copyrighted Works, dated January 17, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

           A. Modification(s) to Amended Schedule to Loan Agreement.

               1. Section 5.1 entitled "Maturity Date" is hereby amended to read as follows:

               January 8, 2001 with respect to the Accounts Loans and related Obligations.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF FEES. Borrower shall pay to Silicon a fee in the amount of Three Thousand and 00/100 Dollars ($3,000.00) (the "Loan Fee") plus all out-of-pocket expenses, excluding legal fees.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this


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paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

        This Loan Modification Agreement is executed as of the date first written above.



BORROWER:                                      SILICON:

CAM DATA SYSTEMS, INC.                         SILICON VALLEY BANK

By:                                            By:
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Name:                                          Name:
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Title:                                         Title:
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